UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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On Deck Capital, Inc.

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1400 Broadway, 25th Floor
New York, New York 10018
NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Wednesday, May 16, 2018
Dear OnDeck Stockholders:
We are pleased to invite you to attend our 2018 Annual Meeting of Stockholders to be held on May 16, 2018 at 10:00 a.m. New York time at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 1301 Avenue of the Americas, 40th Floor, New York, New York 10019. At the Annual Meeting, we will ask you to consider the following proposals:

1	To elect three Class I directors;
2	To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2018; and
3	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Record Date. Stockholders of record as of March 19, 2018 may vote at the Annual Meeting or any postponements or adjournments of the meeting.
Proxy Materials. This notice of annual meeting, the Notice of Internet Availability of Proxy Materials, proxy statement, our Annual Report on Form 10-K for the year ended 2017, or Annual Report, and form of proxy are being made available on or about April 2, 2018.
Voting. Your vote is important! Whether or not you plan to attend the meeting in person, please vote your shares as instructed in the Notice of Internet Availability of Proxy Materials. You may vote over the Internet, by telephone or by mailing a proxy card. Please review the instructions on the proxy card regarding each of these voting options. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Please read the entire proxy statement before casting your vote.
Thank you for your investment in OnDeck.

Sincerely,
/s/ Noah Breslow
Noah Breslow Chairman and Chief Executive Officer

New York, New York
April 2, 2018

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 16, 2018: This Proxy Statement, along with our Annual Report, is available at the following website: www.envisionreports.com/ONDK.

PROXY STATEMENT

2018 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Wednesday, May 16, 2018

i

PROXY STATEMENT SUMMARY
This summary highlights some of the information contained in this Proxy Statement and does not include all of the information you should consider regarding the proposals being presented at the Annual Meeting. You should read the entire Proxy Statement before casting your vote. Page references are provided to direct you to more detailed information on the proposals.
VOTING PROPOSALS
Proposal 1 - Election of Directors (Page 9)
The table below presents information on each of the Class I nominees for Director of the Company and each of the continuing directors who are not being voted on at the Annual Meeting. Each of the nominees is a current Director of the Company and possesses the qualifications to serve as a member of our Board of Directors. The information set forth below is as of March 19, 2018.

Name and Principal Occupation	Class	Age	Committee Membership	Director Since	Current Term Expires	Nominated for Term Expiring
Class I Director Nominees
David Hartwig Managing Director, Sapphire Ventures	I	44	w Audit w Corporate Governance and Nominating	2010	2018	2021
Daniel Henson Former EVP, GE Capital Holdings / CEO, GE Capital Americas	I	56	w Corporate Governance and Nominating w Risk Management	2016	2018	2021
Neil E. Wolfson President, SF Capital Group, LLC	I	53	w Audit w Risk Management	2011	2018	2021
Continuing Directors
James D. Robinson, III General Partner, RRE Ventures	II	82	w Compensation	2007	2019	—
Bruce Nolop Former EVP and CFO, E*TRADE Financial Corporation	II	67	w Audit w Compensation	2016	2019	—
Noah Breslow CEO and Chairman, On Deck Capital, Inc.	III	42	w Risk Management	2012	2020	—
Jane J. Thompson CEO, Jane J. Thompson Financial Services, LLC	III	66	w Audit w Risk Management	2014	2020	—
Ronald F. Verni Former President and CEO, Sage Software, Inc.	III	69	w Compensation w Corporate Governance and Nominating	2012	2020	—

Proposal 2 - Ratification of Ernst & Young, LLP as our Independent Auditors (Page 40)
OnDeck’s Audit Committee of the Board of Directors has selected Ernst & Young, LLP as independent registered public accountants for 2018. While shareholder ratification of our independent registered public accountants is not required under our governance documents, we are submitting this item to a vote as a matter of good corporate governance.

Vote Recommendations and Requirements

At the Annual Meeting, the presence in person or by proxy of a majority of the voting power of the shares issued and outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. Abstentions and broker non-votes will qualify for determining whether there is a quorum. The vote requirements and recommendations for our two proposals are shown in the tables below:

Proposal 1 Election of Class I Directors	Proposal 2 Ratification of Ernst & Young, LLP
Vote Required: Plurality*	Vote Required: Majority of Voting Power**
Broker Discretionary Voting: Not allowed	Broker Discretionary Voting: Allowed
☑ The Board recommends that Stockholders for FOR each of the Class I Director Nominees	☑ The Board recommends that Stockholders for FOR the Ratification of Ernst & Young, LLP
______________________
* Plurality means that the three nominees receiving the highest number of affirmative votes will be elected as Class I directors to serve until the 2021 Annual Meeting of Stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote.
** Majority of Voting Power means the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions are treated as present and entitled to vote and therefore will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of the vote.
If your shares are held by a broker and you have not instructed the broker how to vote, your shares will not be voted with respect to the election of the Class I director nominees, however, your broker does have the authority to vote your shares on the ratification of Ernst & Young, LLP.

GENERAL INFORMATION

Q:    Why am I receiving these materials?

A:
This Proxy Statement is furnished to you by the Board of Directors of On Deck Capital, Inc., or the Board or Board of Directors, in connection with our 2018 Annual Meeting of Stockholders, or the Annual Meeting. The Annual Meeting is to be held on Wednesday, May 16, 2018 beginning at 10:00 a.m. New York time at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 1301 Avenue of the Americas, 40th Floor, New York, New York 10019. References in this Proxy Statement to “we,” “us,” “our,” “the Company” or “OnDeck” refer to On Deck Capital, Inc.

We have mailed the Notice of Internet Availability of Proxy Materials to all stockholders and beneficial owners of record as of March 19, 2018, the record date for the Annual Meeting. All stockholders will have the ability to access the proxy materials via the Internet, including this Proxy Statement and our Annual Report, as filed with the U.S. Securities and Exchange Commission, or SEC, on April 2, 2018. The Notice of Internet Availability of Proxy Materials includes information on how to access the proxy materials, how to submit your vote over the Internet, by phone, by mail, or in person, or how to request a paper copy of the proxy materials. This Proxy Statement and our Annual Report are available at www.envisionreports.com/ONDK.
Q:    What is included in these materials?

A:
These materials include this Proxy Statement and our Annual Report. These materials were first made available to you on the Internet on or about April 2, 2018. For additional information about OnDeck, please visit our website at www.ondeck.com. The information on our website is not a part of this Proxy Statement.

Q:    What items will be voted on at the Annual Meeting?
A:    Stockholders will vote on the following items at the Annual Meeting:

•	To elect each of David Hartwig, Daniel Henson and Neil E. Wolfson as Class I directors;

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2018; and

•	To transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.
Q:    How does the Board of Directors recommend I vote on these proposals?

A:    The Board recommends a vote:

•	FOR the election of each of David Hartwig, Daniel Henson and Neil E. Wolfson as Class I directors; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2018.
Q:    Who is making this solicitation?
A:    The proxy for the Annual Meeting is being solicited on behalf of the Board of Directors.

Q:	Who pays for the proxy solicitation process?

A:
OnDeck will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. We may also solicit proxies by email from stockholders who are our employees or who requested to receive or received proxy materials electronically. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses.

Q:	Who may vote at the Annual Meeting?

A:
Stockholders of record as of the close of business on March 19, 2018, or the Record Date, are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were 74,264,491 shares of OnDeck’s common stock issued and outstanding. Each share of OnDeck’s common stock is entitled to one vote on each matter.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., or Computershare, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you by OnDeck.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Q:	If I am a stockholder of record of OnDeck’s shares, how do I vote?

A:	If you are a stockholder of record, there are four ways to vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

•	In Person. You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive upon request.
Please note that the Internet and telephone voting facilities will close at 1:00 a.m. New York time on May 16, 2018.

Q:	If I am a beneficial owner of shares held in street name, how do I vote?

A:
If you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders may generally vote by one of the following methods:

•	Via the Internet. You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.

•	By Telephone. You may vote by proxy by calling the toll free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.

•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.

•
In Person. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy to you by your broker, bank, trustee, or other nominee.

Q:	If I submit a proxy, how will it be voted?

A:
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

Q:	What should I do if I get more than one proxy or voting instruction card?

A:
Stockholders may receive more than one set of voting materials, including multiple copies of these proxy materials and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Annual Meeting.
Stockholder of Record. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to OnDeck’s Corporate Secretary at On Deck Capital, Inc., 1400 Broadway, 25th Floor, New York, New York 10018 prior to your shares being voted, or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.
Beneficial Owner of Shares Held in Street Name. For shares you hold beneficially in street name, you may generally change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	Can I attend the meeting in person?

A:
You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of March 19, 2018, the Record Date. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport. If you hold your shares beneficially in street name, you will need to provide proof of stock ownership as of the Record Date. Please note that since a street name stockholder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:
At the Annual Meeting, the presence in person or by proxy of a majority of the aggregate voting power of the shares issued and outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or attend the Annual Meeting in person, your shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Q:	What is the voting requirement to approve each of the proposals?

A:
Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected as Class I directors to serve until the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Abstentions and broker non-votes will have no effect on the outcome of the vote, however, they will qualify for determining whether there is a quorum.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accountants requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such proposal. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will have the same effect as a vote “against” the proposal. Broker non-votes will not count as votes cast for purposes of this proposal.

Q:	What are broker non-votes?

A:
Broker non-votes are shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on our sole “routine” matter - the ratification of the appointment of the Company’s independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors absent direction from you.

Q:	Who will tabulate the votes?

A:	OnDeck’s Corporate Secretary will serve as the Inspector of Election and will tabulate the votes at the Annual Meeting.

Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A:
Stockholder Proposals Intended for Inclusion in the Company’s Proxy Statement. Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2019 Annual Meeting of Stockholders by submitting their proposals in writing to OnDeck’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2019 Annual Meeting of Stockholders, the Corporate Secretary of OnDeck must receive the written proposal at our principal executive offices no later than December 3, 2018. Stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals should be addressed to On Deck Capital, Inc., Attn: Corporate Secretary, 1400 Broadway, 25th Floor, New York, New York 10018.
Stockholder Proposals Not Intended for Inclusion in the Company’s Proxy Statement. Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before our 2019 Annual Meeting of Stockholders but do not intend for the proposal to be included in our proxy statement. To be timely for our 2019 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than January 17, 2019, and

•	not later than February 16, 2019.
If we hold our 2019 Annual Meeting of Stockholders more than 30 days before or more than 60 days after May 16, 2019 (the one-year anniversary date of the 2018 Annual Meeting of Stockholders), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by our Corporate Secretary at our principal executive offices:

•	not earlier than the close of business on the 120th day prior to such annual meeting, or

•
not later than the close of business on the later of (i) the 90th day prior to such annual meeting, and (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.

Proposals should be addressed to On Deck Capital, Inc., Attn. Corporate Secretary, at 1400 Broadway, 25th Floor, New York, New York 10018.
Stockholder Recommendation and Nomination of Director Candidates. Pursuant to our Nominating Committee’s Policies and Procedures for Director Candidates, stockholders holding at least one percent (1%) of the fully diluted capitalization of OnDeck continuously for at least 12 months may propose director candidates for consideration by our Nominating Committee. A stockholder that wants to recommend a candidate for election to the Board should direct the recommendation in writing by letter to the Company, attention of the Corporate Secretary, at 1400 Broadway, 25th Floor, New York, New York 10018. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership.
In addition, our Bylaws permit eligible stockholders to nominate directors for election at an annual meeting of stockholders. To be eligible, a stockholder must be a stockholder of record both at the time the stockholder provides proper written notice of the proposed nomination and as of the record date determining stockholders entitled to vote at the annual meeting. Nominations by eligible stockholders must also be in proper written form in compliance with the requirements of our Bylaws.
Copy of Bylaw Provisions. Our Bylaws were filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on August 3, 2016. A link to this filing is available on our investor relations website at https://investors.ondeck.com. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The Bylaws, and not the foregoing summary, together with applicable law control stockholder actions and nominations relating to our annual meetings.

Q:
I share an address with another stockholder, and we received only one paper copy of the Notice of Internet Availability for the proxy materials. How may I obtain an additional copy of the proxy materials?

A:
The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice of Internet Availability of Proxy Materials for our proxy materials addressed to those stockholders. This process is commonly referred to as “householding.” This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

Brokers with account holders who are OnDeck stockholders may be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or OnDeck that you no longer wish to participate in householding.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, you may: (1) notify your broker; (2) direct your written request to: Investor Relations, On Deck Capital, Inc., 1400 Broadway, 25th Floor, New York, New York 10018; or (3) contact our Investor Relations department by email at ir@ondeck.com or by telephone at (303) 630-9906. Stockholders who currently receive multiple copies of the Notice of Internet Availability at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials at a shared address to which a single copy of the document was delivered.

Q:	What if I have questions about my OnDeck shares or need to change my mailing address?

A:
You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at 1‑800‑736-3001 (U.S.) or +1-781-575-3100 (outside the U.S.), or by email at web.queries@computershare.com, if you have questions about your OnDeck shares or need to change your mailing address.

PROPOSAL 1: ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of our Board of Directors. The number of directors is fixed by our Board of Directors, subject to the terms of our Amended and Restated Certificate of Incorporation, or Certificate, and Third Amended and Restated Bylaws, or Bylaws. As of the date of this Proxy Statement, our Board of Directors consists of eight directors, seven of whom qualify as “independent” under the New York Stock Exchange listing standards.
In accordance with our Certificate and Bylaws, our Board of Directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change of control. Under Delaware law, our directors may be removed for cause by the affirmative vote of the holders of a majority of our outstanding voting stock. Directors may not be removed by our stockholders without cause. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. On October 26, 2017, our Board of Directors decreased the number of directors constituting the full Board from nine to eight effective October 31, 2017.
Director Qualifications
The Corporate Governance and Nominating Committee, or Nominating Committee, works with the Board to determine periodically, as appropriate, the desired Board qualifications, expertise and characteristics based on its needs at the time. The Board will consider several factors in determining the pool of candidates, including such factors as business experience, education, skills, potential conflicts of interest, and other individual qualities and attributes that contribute to a diverse mix of viewpoints and experience represented on the Board. The Nominating Committee and the Board evaluate each individual in the context of the membership of the Board as a group, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment and diverse experience and viewpoints. In addition, each director is expected to be an individual of high character and integrity, and must have the ability to offer advice and guidance to our CEO based on experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are or were affiliated. Our Nominating Committee also considers the applicable provisions of its Policies and Procedures for Director Candidates. Copies of our Policies and Procedures for Director Candidates are available on the Investors section of our website at http://investors.ondeck.com/governance.
In determining whether to recommend a director for re-election, the Nominating Committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board and the Company, tenure and other qualifications and characteristics set forth in the charter of the Nominating Committee or otherwise developed and approved by the Nominating Committee. Each director and director candidate must ensure that other existing and anticipated future commitments do not materially interfere with the members’ service as a director.
Director Nominees
The Board of Directors currently consists of eight members. Upon the recommendation of Nominating Committee, the Board is nominating each of David Hartwig, Daniel Henson and Neil E. Wolfson. If elected, Messrs. Hartwig, Henson and Wolfson will each hold office for a three-year term until our Annual Meeting of Stockholders to be held in 2021.
Set forth below are the names and biographies of our nominees for Class I directors and the continuing members of our Board of Directors in Classes II and III. All information is as of March 19, 2018.

Class I Director Nominees (Nominated for Term Expiring 2021)

David Hartwig
Director since: 2010	Designation w Independent
Age: 44
Committees: s Audit s Corporate Governance and Nominating	Other Public Company Boards: w None
Since January 2011, Mr. Hartwig has been a Managing Director of Sapphire Ventures (formerly known as SAP Ventures), a venture capital firm he joined in November 2006. Mr. Hartwig holds a B.S.E. in Operations Research with honors from Princeton University and an M.B.A. from the University of California, Berkeley.
Skills and Qualifications
We believe Mr. Hartwig is qualified to serve as a member of the Board of Directors because of his significant corporate finance and business expertise gained from his experience in the venture capital industry, including his time spent serving on the boards of directors of various private technology companies.

Daniel Henson
Director since: 2016	Designations: Independent
Age: 56	Other Public Company Boards: w Healthcare Trust of America, Inc. (since 2016)
Committees: w Risk Management (Chair) w Corporate Governance and Nominating
Mr. Henson worked for the General Electric Company, or GE, for over 30 years and held a variety of senior positions at GE and GE Capital. Prior to his retirement in 2016, he served as Executive Vice President of GE Capital and CEO of GE Capital Americas, where he was responsible for all commercial lending and leasing businesses in North America and oversaw capital markets activities at GE Capital and GE Capital’s industrial loan company bank in Utah. Prior to that, he served as Chief Marketing Officer of GE and Six Sigma Quality Leader at GE Capital. He also served as the CEO of a number of GE Capital’s financial services businesses in the U.S. and internationally. He currently serves as non-executive Chairman of two private companies, Alight Solutions and Exeter Finance Corp., and as a director Healthcare Trust of America, Inc., a publicly traded real estate investment trust. Mr. Henson holds a B.B.A. in Marketing from George Washington University.
Skills and Qualifications
We believe Mr. Henson is qualified to serve as a member of the Board of Directors because of his extensive leadership and other financial services experience gained from his time in various senior executive roles at General Electric Company.

Neil E. Wolfson
Director since: 2011	Designations: w Independent; Audit Committee Financial Expert
Age: 53
Committees: w Audit (Chair) w Risk Management	Other Public Company Boards: w None
Since January 2009, Mr. Wolfson has been President of SF Capital Group, LLC, an investment firm. From July 2004 to December 2008, Mr. Wolfson served as Chief Investment Officer and President of Wilmington Trust Investment Management, an investment management firm. Earlier in his career, Mr. Wolfson was a partner at KPMG LLP, an audit, tax and advisory services firm, and the Chief Investment Officer of the Analytical Investment Strategies Group and Managing Director of the PRIME Asset Consulting Group at Kidder, Peabody and Co., a securities firm. Mr. Wolfson is a Chartered Financial Analyst and holds a B.S. in Management and an M.B.A. in Finance from New York University.
Skills and Qualifications
We believe Mr. Wolfson is qualified to serve as a member of the Board of Directors because of his extensive corporate finance experience gained from his time in the investment management industry.

Vote Requirement
Each Class I director nominee is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected as Class I directors to serve until the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Abstentions and broker non-votes will have no effect on the outcome of the vote, however, they will qualify for determining whether there is a quorum.

The Board of Directors Recommends that Stockholders Vote “FOR” all of the Class I Nominees.
Continuing Directors - Class II (Term expires 2019)

James D. Robinson III
Director since: 2007	Designations: Lead Independent Director
Age: 82	Former Public Company Boards: w Coca-Cola Company (1975 - 2015) w Bristol-Myers Squibb Company (2005 - 2008)
Committee: w Compensation (Chair)
Since August 1994 Mr. Robinson has been a General Partner of RRE Ventures, a venture capital firm he co-founded and our largest stockholder. He also serves as President of J.D. Robinson, Inc., a strategic advisory firm. Mr. Robinson served as non-executive Chairman of the board of Bristol-Myers Squibb Company from June 2005 to May 2008, having been a member of its board for over 30 years. Mr. Robinson served as Chairman and Chief Executive Officer of American Express Company for more than 16 years from April 1977 to February 1993. He served as a director of the Coca-Cola Company, a multinational beverage company, from April 1975 to April 2015. Mr. Robinson holds a B.S. in Industrial Management from Georgia Institute of Technology and an M.B.A. from Harvard Business School.
Skills and Qualifications
We believe Mr. Robinson is qualified to serve as a member of the Board of Directors and as our lead independent director because of his substantial public company leadership and corporate governance experience, high level of financial literacy, and distinguished career in the banking, finance and venture capital industries, including over 20 years of experience at American Express Company.

Bruce P. Nolop
Director since: 2016	Designations: w Independent; Audit Committee Financial Expert
Age: 67
Committees: w Audit w Compensation	Other Public Company Boards: w TEGNA, Inc. (since 2015) w Marsh & McLennan Companies, Inc. (since 2008)
Mr. Nolop served as Executive Vice President and Chief Financial Officer at E*TRADE Financial Corporation, an online discount stock brokerage company, from September 2008 through December 2010 and retired from E*TRADE in March 2011. He previously served as Executive Vice President and Chief Financial Officer at Pitney Bowes Inc., a technology solutions provider, from 2000 to 2008. Earlier in his career, Mr. Nolop served as a Managing Director at Wasserstein Perella and held positions at Goldman Sachs, Kimberly-Clark and Morgan Stanley. He currently serves as a member of the board of directors of TEGNA Inc., a broadcast and digital company, Marsh & McLennan Companies, Inc., a global professional services firm, and CLS Group, a privately-held provider of settlement services in the foreign exchange market. Mr. Nolop holds a B.A. in Political Science from the University of South Dakota, an M.B.A. from the Stanford Graduate School of Business and a J.D. from Stanford Law School.
Skills and Qualifications
We believe Mr. Nolop is qualified to serve as a member of the Board of Directors because of his financial and accounting expertise from his prior experience as chief financial officer of two publicly traded corporations and as an investment banker. In addition, his current service on other public company boards of directors provides us with important perspectives on corporate governance matters.

Class III (Term Expires 2020)

Noah Breslow
Director since: 2012	Designations: w Not Independent
Age: 42
Committee: Risk Management	Other Public Company Boards: None
Mr. Breslow has served as our Chief Executive Officer and Chairman of the Board of Directors since June 2012 and as our Chief Operating Officer from October 2011 to June 2012, our Chief Product Officer from October 2009 to September 2011, our Senior Vice President, Products and Technology from March 2008 to September 2009, and our Vice President, Products and Technology from June 2007 to February 2008. Prior to joining us, Mr. Breslow was Vice President of Marketing and Product Management for Tacit Networks, Inc., a provider of wide area network optimization solutions, from December 2003 through January 2007. Mr. Breslow holds an S.B. in Computer Science and Engineering from the Massachusetts Institute of Technology and an M.B.A. with distinction from Harvard Business School.
Skills and Qualifications
We believe Mr. Breslow is qualified to serve as a member of the Board of Directors because of his substantial operational and business strategy expertise gained from serving as our Chief Executive Officer and because of his extensive experience in the technology industry.

Jane J. Thompson
Director since: 2014	Designation: Independent
Age: 66	Other Public Company Boards: w Blackhawk Network Holdings, Inc. (since 2014) w Navient Corporation (since 2014) w Verifone Systems, Inc. (since 2014) w Mitek Systems Inc. (since 2017)
Committees: w Audit w Risk Management
Ms. Thompson has been the Chief Executive Officer of Jane J. Thompson Financial Services LLC since 2011, a consulting firm that she founded. Ms. Thompson founded and served as President, Financial Services, Walmart, Inc., from 2002 to 2011. Previously, she led Sears Credit, Sears Home Services and Sears Online groups within Sears, Roebuck & Company, was a partner with McKinsey & Company, Inc. and a brand manager at Procter & Gamble. Ms. Thompson currently serves as a director of Navient Corporation, a loan management, servicing and asset recovery company, VeriFone Systems, Inc., a provider of technology that enables payment solutions and services, Blackhawk Network Holdings, Inc., a global prepaid and payments company, and Mitek Systems, Inc., a global provider of mobile capture and identity verification software solutions. She previously served as a director of The Fresh Market, Inc., from 2012 to 2016, a specialty food retailer. Ms. Thompson has also served as an advisor to the Consumer Financial Protection Bureau from 2012 to 2015 and a board member of the Center for Financial Services Innovation from 2014 through 2017.  Ms. Thompson holds a B.B.A. in Marketing from the University of Cincinnati and an M.B.A. from Harvard Business School.
Skills and Qualifications
We believe Ms. Thompson is qualified to serve as a member of the Board of Directors because of her over 30 years of leadership experience and a proven track-record as an independent board member and adviser to a wide range of multi-billion dollar organizations across financial services, management consulting, private equity, consumer goods, and technology industries.

Ronald F. Verni
Director since: 2012	Designation: Independent
Age: 69	Other Public Company Boards: w Craneware plc (since 2009)
Committees: w Corporate Governance & Nominating (Chair) w Compensation
Mr. Verni has mentored startup companies and worked with high technology incubator entities since July 2008. He previously served on the board of directors of Kewill, plc from June 2011 to June 2012. He was Chief Executive Officer of Corrigo, Inc., a software as a service, or SaaS, company, from January 2008 to June 2008. From September 1999 to October 2007, Mr. Verni was President and Chief Executive Officer of Sage Software, Inc., a management and software services company, and a member of the board of directors of the Sage Group, plc. He currently serves as a member of the board of directors of Craneware, plc and is on the board of advisors of the Robinson College of Business. Mr. Verni holds a B.S. in Engineering and Management from Clarkson University.
Skills and Qualifications
We believe Mr. Verni is qualified to serve as a member of the Board of Directors because of his public company leadership and corporate governance experience and his business strategy expertise gained from his substantial experience in the technology industry.

During the five years ended December 31, 2017, each of our directors have held the principal occupation listed in their biography above or have been retired for that period of time. Each member of our board holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE

Our Board of Directors has adopted the Company’s Corporate Governance Guidelines, or Guidelines, to assist the Board in the exercise of its responsibilities and to best serve the interests of the Company and its stockholders. These Guidelines serve as a framework within which the Board can discharge its duties and foster effective governance of the Company.

Governance Highlights
w Seven out of eight of our directors are independent	w Stockholders have the same voting rights - one vote per share
w Our Audit, Compensation, and Nominating Committees are 100% independent	w There are no related party transactions with our directors, officers or significant stockholders
w An independent Lead Director fosters effective collaboration among our independent directors and counterbalances a combined Chairman/CEO	w Six directors attended 100% of our Board and committee meetings on which they serve, and two directors missed one meeting each
w Director compensation is reviewed annually by our Nominating Committee to ensure competitiveness relative to our peers	w Three directors serve on two or fewer other public company boards, and one director serves on four other company boards
w Our Board and management are subject to a robust global Code of Business Conduct and Ethics Policy	w We annually seek shareholder ratification of our independent registered public accountants
w Independent Board members meet regularly in Executive Session without management present	w Our Board and each committee conduct an annual self-evaluation of performance
w Our average Board tenure is 5.75 years, and our average Board age is 60 with half of our directors less than age 60	w Our internal Disclosure Committee oversees OnDeck’s disclosure obligations to ensure timely and accurate reporting and support our disclosure controls and procedures processes

Director Independence

Our Board of Directors has undertaken a review of the independence of each director who served during 2017. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors determined that none of Messrs. Robinson, Hartwig, Henson, Nolop, Verni, Wolfson, Rosenthal and Ms. Thompson has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these persons is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each such non-employee director or affiliated entities, and the transactions involving them described under “Certain Relationships and Related Transactions.” The Board of Directors also determined that each director other than Mr. Breslow is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director as defined pursuant to Section 162(m) of the Internal Revenue Code, as amended.

Board Meetings and Director Communications

During 2017, the Board of Directors held five meetings and each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served during the periods that he or she served. Although we do not have a formal policy regarding attendance by directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend annual meetings of stockholders of the Company. Four directors attended our 2017 Annual Meeting of Stockholders.

Stockholders and other interested parties may communicate with the non-management members of the Board of Directors by mail to the Company’s principal executive offices addressed to the intended recipient and care of our Chief Legal Officer. Our Chief Legal Officer will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and route such communications as appropriate to member(s) of the Board of Directors.

Board Committees

Our Board of Directors currently has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and a Risk Management Committee. The composition and responsibilities of each of the committees of our Board of Directors are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee	4 meetings in 2017
Members: Neil Wolfson, Chair David Hartwig Bruce Nolop Jane J. Thompson
Key Oversight Responsibilities:
•
Selecting and hiring the independent registered public accounting firm to audit our financial statements;
•
Helping to ensure the independence and performance of the independent registered public accounting firm;
•
Approving audit and non-audit services and fees;
•
Reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements;
•
Reviewing results of the independent audit and the quarterly reviews, and the applicable reports and certifications regarding internal controls over financial reporting and disclosure controls;
•
Preparing the Audit Committee report that the SEC requires to be included in our annual proxy statement;
•
Reviewing reports and communications from the independent registered public accounting firm;
•
Reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
•
Reviewing related party transactions; and
•
Establishing and overseeing procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

The composition of our Audit Committee meets the requirements for independence of Audit Committee members under current New York Stock Exchange listing standards and SEC rules and regulations. Each member of our Audit Committee meets the financial literacy requirements of the current listing standards. In addition, our Board of Directors has determined that each of Mr. Wolfson and Mr. Nolop is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or Securities Act.

Our Audit Committee was established in accordance with, and operated under a written charter that satisfies, the applicable rules of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our Audit Committee is available on the Investors section of our website at http://investors.ondeck.com/governance.

Compensation Committee	5 meetings in 2017
Members: James Robinson III, Chair Bruce Nolop Ronald F. Verni
Key Oversight Responsibilities:
•
Overseeing our overall compensation philosophy and compensation policies, plans and benefit programs;
•
Reviewing and approving for our executive officers: the annual base salary, annual incentive bonus (including the specific goals and amounts), equity compensation, employment agreements, severance agreements, change in control arrangements, and any other benefits, compensation or similar arrangements;
•
To the extent determined appropriate by the Compensation Committee, reviewing, approving and/or making recommendations to the Board of Directors with respect to employee compensation and overseeing equity compensation for our service providers;
•
Preparing the Compensation Committee report that the SEC requires to be included in our annual proxy statement; and
•
At the direction of our Board of Directors, administering our equity compensation plans.

The composition of our Compensation Committee meets the requirements for independence under current New York Stock Exchange listing standards and SEC rules and regulations. The purpose of our Compensation Committee is to oversee our compensation policies, plans and benefit programs and to discharge the responsibilities of our Board of Directors relating to compensation of our executive officers.

Our Compensation Committee received advice from Compensia, an independent compensation consulting firm, with respect to executive compensation decisions for 2017. Working with management, Compensia provided various data and recommendations throughout the year.

Our Compensation Committee was established in accordance with, and operates under a written charter that satisfies, the applicable rules of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our Compensation Committee is available on the Investors section of our website at http://investors.ondeck.com/governance.

Compensation Committee Interlocks and Insider Participation
During 2017, Messrs. Nolop, Robinson and Verni served as members of the Compensation Committee. Prior to his departure in October 2017, former director James A. Rosenthal also served on the Compensation Committee. No member of our Compensation Committee served as an executive officer or employee of OnDeck since we became a public company. None of our executive officers currently serve, or have served during 2017, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Corporate Governance and Nominating Committee	4 meetings in 2017
Members: Ronald F. Verni, Chair David Hartwig Daniel Henson
Key Oversight Responsibilities:
•
Identifying, evaluating and making recommendations to our Board of Directors regarding, nominees, including stockholder nominees, for election to our Board of Directors and its committees;
•
Considering and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;
•
Reviewing developments in corporate governance practices;
•
Evaluating the adequacy of our corporate governance policies, practices and reporting;
•
Developing and making recommendations to our Board of Directors regarding our corporate governance guidelines;
•
Reviewing the succession planning for our Chief Executive Officer and certain other executive officers;
•
Developing and overseeing the annual Board of Directors and committee evaluation process;
•
Evaluating the performance of our Board of Directors and its committees; and
•
Reviewing and making recommendations to the Board of Directors regarding director compensation.

The composition of our Nominating Committee meets the requirements for independence under current New York Stock Exchange listing standards and SEC rules and regulations. Our Nominating Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our Nominating Committee is available on the Investors section of our website at http://investors.ondeck.com/governance.

Risk Management Committee	4 meetings in 2017
Members: Daniel Henson, Chair Noah Breslow Jane J. Thompson Neil E. Wolfson
Key Oversight Responsibilities:
•
Overseeing our risk governance framework and reviewing our policies and practices on risk assessment and risk management;
•
Reviewing management’s implementation of risk management policies and procedures to assess their effectiveness;
•
Reviewing our risk appetite and risk tolerance, methods of risk measurement, risk limits, and the guidelines for monitoring and mitigating such risks;
•
Reviewing with management the categories of risk we face, including risk concentrations and risk interrelationships, likelihood of occurrence, and potential impact;
•
Evaluating reports regarding our risks, our risk management function, and the results of risk management reviews and assessments; and
•
Reviewing and discussing with management our risks, our management function and its effectiveness, and coordinating with management subcommittees regarding oversight of certain categories of risk determined by the Risk Management Committee.

A copy of the charter of our Risk Management Committee is available on the Investors section of our website at http://investors.ondeck.com/governance.

Considerations in Evaluating Director Nominees

Our Nominating Committee uses a variety of methods for identifying and evaluating director nominees. Possible nominees may be identified by management, members of the Nominating Committee, our other directors or our stockholders (in accordance with our Bylaws and polices as described elsewhere in this Proxy Statement). In its evaluation of director candidates, our Nominating Committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors.
Our Nominating Committee will evaluate candidates that have been duly recommended or nominated by stockholders in accordance with our Bylaws and the Policies and Procedures for Director Candidates, each as in effect from time to time. The criteria the Nominating Committee uses for evaluating a candidate duly recommended or nominated by a stockholder are the same criteria used for evaluating candidates recommended by management or members of our Board of Directors. There is no separate process for evaluating nominees for director based on whether the nominee is recommended by a stockholder. For more information on the procedures to be followed by stockholders who wish to recommend or nominate individuals to serve on our Board of Directors, see “General Information - Q: What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?”
Director candidates must have sufficient time available in the judgment of our Nominating Committee to perform all Board of Directors and committee responsibilities. Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Our Board of Directors believes that our Board of Directors should be a diverse body, although we do not maintain a specific policy or process with respect to board diversity. In evaluating candidates for nomination to our Board of Directors, our Nominating Committee considers the goal of having our Board of Directors reflect diversity and a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating Committee takes into account the benefits of diversity from a variety of perspectives. Our Nominating Committee also considers these and other factors as it oversees the annual Board of Directors and committee evaluations. After completing its review and evaluation of director candidates, our Nominating Committee recommends to our full Board of Directors the director nominees for selection.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

We have adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, director compensation and corporate governance policies and standards applicable to us in general. In addition, we have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. Copies of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are available on the Investors section of our website at http://investors.ondeck.com/governance.

Self-Evaluation Process

The Nominating Committee develops, subject to approval by the Board, a process for annual evaluation of the Board and its committees and oversees the conduct of the annual evaluation process. In 2017, the Board and each committee conducted self-evaluations by means of questionnaires completed by each director and applicable committee member. The anonymous responses were reviewed, compiled and summarized, and the summaries were provided to the Board and each committee prior to their respective duly called meetings in order to facilitate an examination and discussion by the Board and each committee of, amongst other things, the effectiveness of the Board and its committees and their respective chairpersons, the effectiveness of the Board and committee meetings and their relationships with management, the appropriateness of their roles and responsibilities, and areas for possible improvement. In addition, individual meetings were conducted by the Chair of the Nominating Committee with each director to elicit additional feedback, the results of which were shared with the Lead Independent Director and discussed with the full Board in executive session. The Nominating Committee is responsible for establishing the Board and committee evaluation process each year and may determine to use an independent third-party evaluation process from time to time in the future.

Board Leadership Structure

Our Board of Directors currently believes that our Company is best served by combining the roles of a Chairman of the Board and Chief Executive Officer, coupled with a Lead Independent Director. Mr. Breslow, our Chief Executive Officer, is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Our Board of Directors has appointed James D. Robinson III to serve as our Lead Independent Director. As Lead Independent Director, Mr. Robinson is responsible for:

•	Determining the agenda and serving as chair of meetings of independent directors;

•	Serving as a liaison between the Board of Directors and our Chairman regarding feedback from executive sessions;

•	Serving as spokesperson for the Company as requested;

•
Responding directly to stockholder and other stakeholder questions and comments that are directed to the Lead Independent Director or to the independent directors as a group, with such consultation with the Chairman and other directors as the Lead Independent Director may deem appropriate; and

•	Performing such other responsibilities as may be designated by a majority of the independent directors from time to time.

Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the industry, while our Chief Executive Officer brings Company-specific experience and expertise. Our Board of Directors believes that the combined role of Chairman of the Board of Directors and Chief Executive Officer together with a Lead Independent Director is the best leadership structure for us at the current time because it promotes the efficient and effective development and execution of our strategy and facilitates information flow between management and the Board of Directors, which are essential to effective governance.

Board’s Role in Risk Oversight
In addition to the responsibilities performed by our Risk Management Committee, the Board of Directors plays an active role in overseeing management of the Company’s risks. The Board of Directors focuses on the most significant risks facing the Company, such as credit risk, cybersecurity and technology risk, interest rate risk, liquidity risk, and other market-related risk, as well as operational risks related to our business, assets and liabilities, and seeks to ensure that risks undertaken by the Company are consistent with a level of risk that is appropriate for the Company and the achievement of its business objectives and strategies. The Board of Directors recognizes that risk management and oversight comprise a dynamic and continuous process and reviews the Company’s risk model and process periodically. The Board of Directors performs these tasks both in collaboration with and independently of the Risk Management Committee.

Outside Director Compensation Policy
Members of the Board of Directors who are not employees are eligible for compensation under our Outside Director Compensation Policy. The Outside Director Compensation Policy was adopted by the Board of Directors in October 2014, became effective in December 2014 and was amended by the Board of Directors in March 2015 and July 2016. Under the Outside Director Compensation Policy, outside directors receive compensation in the form of cash and equity, as described below.
Cash Compensation
Annual Retainer. Each outside director receives an annual cash retainer of $40,000 for serving on the Board of Directors. The cash retainers are paid quarterly and prorated for fractional periods.
Committee and Chair Retainers. The chairpersons and non-chair members of the Board’s four standing committees are entitled to the following additional cash retainers each year (paid quarterly and prorated for fractional periods):

Board Committee	Chairperson Retainer ($)	Non-Chair Member Retainer ($)
Audit Committee	17,000	7,500
Compensation Committee	10,000	5,000
Risk Management Committee (1)	10,000	5,000
Corporate Governance and Nominating Committee	6,000	2,500

(1)
Mr. Breslow, our Chief Executive Officer and Chairman of the Board, serves as a member of our Risk Management Committee and does not receive the retainer set forth above because he is employed by the Company and therefore is not an outside director.

Equity Compensation
Equity Award Upon Appointment. Upon joining the Board, each newly elected outside director will receive an equity award with a grant date fair value of $330,000, or the Appointment Award. The Appointment Award will be comprised of 60% time-based restricted stock units, or time-based RSUs, which will vest over a three-year period and 40% stock options which will vest over a four-year period, with vesting in each case subject to continued service through the vesting date.
Annual Equity Award. On the date of each annual meeting of our stockholders, each outside director will receive an equity award with a grant date fair value of $150,000, or the Annual Award. The Annual Award will be comprised of 60% time-based restricted stock units, or RSU’s, and 40% stock options and all of which will fully vest upon the earlier of the 12-month anniversary of the grant date or the next annual meeting, in each case, subject to continued service through the vesting date. Directors are permitted to defer settlement of their Annual Award on a tax-deferred basis pursuant to the terms of our 2014 Equity Incentive Plan. Directors may elect to receive payment of their Annual Award in whole shares within thirty (30) days of their “separation of service” from the Board for any reason, or upon a “change in control” as those terms are defined in the 2014 Equity Incentive Plan.

Notwithstanding the vesting schedules described above, the vesting of each equity award will accelerate in full upon a change in control and termination of directorship.

Director Compensation Table for 2017

The following table summarizes compensation paid to our non-employee directors during the year ended December 31, 2017. Directors who are also our employees receive no additional compensation for their service as a director. During the year ended December 31, 2017, one director, Mr. Breslow, our Chief Executive Officer and Chairman of the Board, was an employee. Mr. Breslow’s compensation is discussed in the “Executive Compensation” section beginning on page 23.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
James D. Robinson III	50,000	90,002	60,000	200,002
David Hartwig	50,000	90,002	60,000	200,002
Daniel Henson	51,964	90,002	60,000	201,966
Bruce P. Nolop	52,500	90,002	60,000	202,502
James A. Rosenthal (2)	28,889	288,006	192,002	508,897
Jane J. Thompson	52,500	90,002	60,000	202,502
Ronald F. Verni	51,000	90,002	60,000	201,002
Neil E. Wolfson	62,000	90,002	60,000	212,002

(1)
The amounts reported represent the aggregate grant-date fair value of RSUs and stock options awarded to the director, calculated in accordance with FASB ASC Topic 718. The methods and assumptions used in calculating the grant-date fair value of the time-based RSUs and stock options reported in this column are set forth in Notes 2 and 11 to our audited consolidated financial statements included in our Annual Report, as filed with the SEC on March 2, 2018. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
Mr. Rosenthal served as a member of our Board of Directors from April 2017 through October 2017 and his cash compensation was prorated based on the number of days he served as a director in 2017. All unvested equity awards were cancelled in connection with his resignation.

The following table lists all outstanding time-based RSUs (including RSUs for which the payout of shares has been deferred by such director) and stock options held by our non-employee directors as of December 31, 2017.

Name	Aggregate Number of Stock Awards Outstanding as of 12/31/17	Aggregate Number of Stock Options Outstanding as of 12/31/17
James D. Robinson III	22,557	75,223
David Hartwig	22,557	75,223
Daniel Henson	41,420	86,445
Bruce P. Nolop	33,460	107,425
James A. Rosenthal	—	8,370
Jane J. Thompson	22,557	135,223
Ronald F. Verni	22,557	180,223
Neil E. Wolfson	22,557	75,223

EXECUTIVE OFFICERS
The table below sets forth the names, ages and positions of our executive officers of the Company as of December 31, 2017 followed by each of their biographies. For purposes of our executive compensation discussion that begins on page 23, our named executive officers consist of our principal executive officer (Mr. Breslow) and the next two most highly compensated executive officers (Ms. Gellert and Mr. Kampfer) who were serving as executive officers as of December 31, 2017:

Name	Age	Position
Noah Breslow	42	Chief Executive Officer and Chairman
Andrea Gellert	49	Chief Revenue Officer
Cory Kampfer	40	Chief Legal Officer
Howard Katzenberg(1)	39	Chief Financial Officer
Nick Brown	46	Chief Risk Officer

(1)
The Company announced, in a Current Report on a Form 8-K filed with the SEC on March 13, 2018, that Mr. Kenneth A. Brause was appointed Chief Financial Officer of the Company effective March 26, 2018 and that Mr. Katzenberg would be leaving the Company effective April 13, 2018.

Noah Breslow has served as our Chief Executive Officer and Chairman of the Board of Directors since June 2012 and as our Chief Operating Officer from October 2011 to June 2012, our Chief Product Officer from October 2009 to September 2011, our Senior Vice President, Products and Technology from March 2008 to September 2009, and our Vice President, Products and Technology from June 2007 to February 2008. Prior to joining us, Mr. Breslow was Vice President of Marketing and Product Management for Tacit Networks, Inc., a provider of wide area network optimization solutions, from December 2003 through January 2007. Mr. Breslow holds an S.B. in Computer Science and Engineering from the Massachusetts Institute of Technology and an M.B.A. with distinction from Harvard Business School.
Andrea Gellert has served as our Chief Revenue Officer since May 2017. Previously, she served as Chief Marketing Officer and Head of Business Partnerships from March 2017 through May 2017. Prior to that she served as our Chief Marketing Officer from March 2015 to February 2017 and as our Senior Vice President of Marketing from November 2012 to February 2015. Ms. Gellert also held the position of Vice President of Client Services and Operations at Group Commerce, and Vice President of Marketing for the OPEN small business division of American Express. Ms. Gellert holds an A.B. in History and Literature from Harvard College and an M.B.A. from the Kellogg School of Management at Northwestern University.
Cory Kampfer was appointed Head of Operations in February 2018 in addition to his role as our Chief Legal Officer which he has held since March 2015. Prior to that, he served as our General Counsel since November 2011. Prior to joining us, Mr. Kampfer was an associate at Paul, Weiss, Rifkind, Wharton & Garrison LLP from February 2007 to November 2011. Mr. Kampfer holds a B.B.A. in International Business from the University of Georgia, where he graduated First in Class, an M.B.A. from Duke’s Fuqua School of Business and a J.D. from the Duke University School of Law.
Howard Katzenberg has served as our Chief Financial Officer since June 2012 and has led our finance department since 2009. From March 2008 to October 2009, he served in various other financial and strategic roles for the Company. Prior to joining us, Mr. Katzenberg was a consultant for Swift Financial Corporation, a small business lending firm, from December 2006 to January 2008. In addition, Mr. Katzenberg worked at American Express Company, where he worked in OPEN, its small business division, as well as the company’s venture capital group from 2000 to 2004. Mr. Katzenberg holds a B.S. in Business from Cornell University-Dyson School of Applied Economics and Management and an M.B.A. from the Wharton School of the University of Pennsylvania.
Nick Brown has served as our Chief Risk Officer since November 2017. He previously served as a General Manager, Risk Management at Commonwealth Bank of Australia from April 2012 to October 2017. Prior to joining Commonwealth Bank, Mr. Brown served in various senior management positions at Discover Financial Services from October 2005 to April 2012, including most recently as Vice President and General Manager, Consumer Lending from March 2010 to April 2012. Before Discover, Mr. Brown served in a variety of leadership roles at Capital One from 1998 to 2002, as a consultant from 2002 to 2003, and in corporate strategy at MBNA from 2003 to 2005. Mr. Brown holds a BSILR, MSILR and Ph.D. in Organizational Behavior and Statistics from Cornell University.

EXECUTIVE COMPENSATION
Executive Summary
Our executive compensation program is designed to attract, motivate and retain the key executives who drive our success. Pay that reflects performance and aligns with the long-term interests of stockholders is key to our compensation program design and decisions.
Our goal is to align our executive pay with the success of our business. We do this by providing short-term cash incentive compensation opportunities tied to successful achievement of our annual operating goals and by granting long-term equity awards and performance units settled in cash that are intended to deliver increasing value as our stock price and/or profitability increases.
2017 Business Highlights
We are a leading online platform for small business lending. We continue to transform small business lending by making it efficient and convenient for small businesses to access capital. Our platform touches every aspect of the customer life cycle, including customer acquisition, sales, scoring and underwriting, funding, and servicing and collections. Enabled by our proprietary technology and analytics, we aggregate and analyze thousands of data points from dynamic, disparate data sources, and the relationships among those attributes, to assess the creditworthiness of small businesses rapidly and accurately. The data points include customer bank activity shown on their bank statements, government filings, tax and census data. In addition, in certain instances we also analyze reputation and social data. Small businesses can apply for a term loan or line of credit, 24 hours a day, 7 days a week, on our website in minutes and, using our proprietary OnDeck Score®, we can make a funding decision immediately and transfer funds as fast as the same day.
Below are selected highlights of our financial performance over the past three years (except as noted):

Net Income (loss) attributable to OnDeck. 2017 was a transformative year for OnDeck. When we reported our 2016 results, we announced our strategic decision to accelerate GAAP profitability by taking actions to strengthen our financial profile. Over the past year, we executed against this objective, and achieved $5 million of Net Income for the fourth quarter, over $40 million better than the prior year.

Gross Revenue and Operating Expense as a Percent of Gross Revenue. The increase in Gross Revenue was driven by a greater volume of loans being held on our balance sheet and an increase in our Effective Interest Yield. Another strategic priority for us in 2017 was realigning our cost structure. During the year, we removed over $45 million of annual run rate expenses relative to the fourth quarter of 2016.  Our progress in managing costs is illustrated in the chart above showing our Operating Expensas a percentage of Gross Revenue.

Provision Rate. In 2017, our corrective action included the tightening of credit policies used to determine eligibility, pricing and loan size for certain customers. As additional seasoning took place on our loans and as our predictive model incorporated newer data, our provision rate generally improved during 2017.

Executive Compensation Practices

Our executive compensation program is designed to be heavily weighted towards compensating our executive officers based on our financial and operational performance. To that end, we have implemented executive compensation policies and practices that reinforce our pay for performance philosophy and align with sound governance principles. Currently, the following compensation policies and practices are in place:

What we do		What we do not do
✓	Performance-based short-term cash incentive compensation that is entirely-at risk	✗	No “single-trigger” change in control payments or benefits
✓	100% independent directors on our Compensation Committee	✗	No tax gross-ups for change in control payments or benefits
✓	Independent compensation consultant directly engaged by and reporting to our Compensation Committee	✗	No post-employment retirement or pension type benefits for our executive officers that are not available to our employees generally
✓	Cap our annual incentive and long-term incentive award payouts at 160% and 150%, respectively, of target and eliminate payouts entirely for performance below a minimum threshold	✗	No executives, including our named executive officers, are permitted to engage in hedging or derivatives trading with respect to Company stock
✓	Seek recovery of performance-based incentive compensation in accordance with our clawback policy	✗	No perquisites are offered to our named executive officers
✓	Consider CEO succession to ensure that we have appropriate governance safeguards in place in the event that we require a new CEO	✗	No employment agreements between the Company and our named executive officers

Discussion of Our 2017 Executive Compensation Program

Our executive compensation program is designed to attract, motivate and retain the key executives who drive our success. This section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each component of our executive compensation program.

Philosophy and Objectives

Overview. We operate in the rapidly evolving online small business lending industry. To succeed in this environment, we must attract and retain a highly talented executive team, including executive officers with strong leadership skills who can run our business functions and achieve results that meet our customers’ needs. We compete with other companies in our industry and other finance and technology companies to attract and retain a skilled management team. We have designed our executive compensation program to accomplish our goals in the highly competitive area for top talent, while at the same time fostering a “pay for performance” environment that aligns the long-term interests of our executive officers with the interests of our stockholders.

Our Compensation Program, Like Our Business, Is Dynamic. Since our initial public offering in 2014, our business has grown rapidly, requiring intense focus and dedication from our executives and other employees. We have regularly adjusted our executive compensation program to match the maturity, size, scale and growth of our business. We operate in an industry that is highly competitive and rapidly evolving, and in which the market for skilled and highly motivated executive management and personnel is fiercely competitive. Because our ability to compete and succeed in this dynamic environment is directly correlated to our ability to recruit, incentivize and retain talented and seasoned leaders, we expect to continue to adjust our approach to executive compensation to respond to our needs and market conditions.

Our Objectives. The current objectives of our executive compensation program are to:

•	Recruit, incentivize and retain highly qualified executive officers who possess the skills and leadership necessary to grow our business;

•	Reward our executive officers for achieving or exceeding our strategic and financial goals, and individual performance goals;

•	Align the long-term interests of our executive officers with those of our stockholders;

•	Reflect our long-term strategy, which includes achieving and maintaining profitability and a financial strategy of disciplined investing for our future growth;

•	Promote a healthy approach to risk and be sensitive to underperformance as well as outperformance; and

•	Provide compensation packages that are competitive, reasonable and fair relative to peers and the overall market.

As we continue to grow as a publicly-traded company, we will evaluate our compensation philosophy and program objectives as circumstances require. At a minimum, the Compensation Committee reviews executive compensation annually. Further, as part of this review process, the Compensation Committee applies our values and the objectives described above, while considering the compensation levels needed to ensure that our executive compensation program remains competitive.

Our Compensation Decision-Making Process

Role of the Compensation Committee

Pursuant to its charter, the Compensation Committee is primarily responsible for establishing, approving and adjusting compensation arrangements for our named executive officers, including our Chief Executive Officer, and for reviewing and approving corporate goals and objectives relevant to these compensation arrangements, evaluating executive performance and considering factors related to the performance of the Company, including accomplishment of the Company’s long-term business and financial goals.

Compensation decisions for our executive officers are made by the Compensation Committee, with input from its independent compensation consultant, Compensia, as well as from our Chief Executive Officer and Chief People Officer (except with respect to their own compensation), with respect to 2017 compensation. The Compensation Committee reviews the cash and equity compensation of our executive officers with the goal of ensuring that our executive officers are properly incentivized and makes adjustments as necessary.

The Compensation Committee considers compensation data from our peer group as one of several factors that inform its judgment of appropriate parameters for target compensation levels. The Compensation Committee generally seeks to provide total targeted direct compensation that is competitive and, dependent on Company performance and other factors including those set forth below, may pay above, at, or below median. The Compensation Committee does not benchmark compensation to a specific percentile of our peer group, nor does it apply a formula or assign relative weights to performance measures. Rather, it makes compensation decisions after consideration of many factors, including the following:

•	The performance and experience of each executive officer;

•	The scope and strategic impact of the executive officer’s responsibilities;

•	Our past business performance and future expectations;

•	Our long-term goals and strategies;

•	The performance of our executive team as a whole;

•	For each executive officer, other than our Chief Executive Officer, the evaluation and recommendation of our Chief Executive Officer;

•	The difficulty and cost of replacing high-performing leaders with in-demand skills; and

•	The relative compensation among our executive officers.

Role of Management
The Compensation Committee works with members of our management team, including our Chief Executive Officer and Chief People Officer (except with respect to their own compensation). Typically, our Chief Executive Officer and management team assists the Compensation Committee by providing information on corporate and individual performance and its perspective and recommendations on compensation matters. Our Chief Executive Officer makes recommendations to the Compensation Committee regarding compensation matters, including the compensation of our other named executive officers. While the Compensation Committee solicits and reviews our Chief Executive Officer’s recommendations and proposals with respect to compensation-related matters, it uses these recommendations and proposals as one of many factors in making compensation decisions, and those decisions do not necessarily follow the Chief Executive Officer’s recommendations.
Peer Group Considerations
The Compensation Committee reviews market data of companies that we believe are comparable to us. With Compensia’s assistance, the Compensation Committee determined our peer group for 2017 compensation decisions based on several factors, including industry, revenue and market capitalization. The Compensation Committee made it a priority to have the compensation peer group shift from technology companies (software and internet services) to a mix of financial, fintech and technology companies. The Compensation Committee referred to compensation data from this peer group when making 2017 base salary, cash bonus and equity award decisions for our named executive officers. The following is a list of the public companies that comprised our 2017 peer group:

•	B. Riley Financial	•	Consumer Portfolio Services	•	Investment Technology Group	•	Meta Financial Group
•	Bankrate	•	Enova International	•	JMP Group	•	New Star Financial
•	Benefitfocus	•	Envestment	•	Ladder Capital	•	Regional Management
•	Blucora	•	GAIN Capital Holdings	•	Liquidity Services	•	RetailMeNot
•	Bottomline Technologies	•	HomeStreet	•	Marlin Business Services	•	Shutterstock
						•	Varonis Systems

Components of Compensation Program and 2017 Compensation

Our executive compensation program consists of the following primary components:

•	base salary;

•	short-term incentive compensation;

•	long-term equity compensation; and

•	severance and change in control-related benefits.

We believe these elements provide a compensation package that helps attract and retain qualified individuals, links individual performance to Company performance, focuses the efforts of our named executive officers and other executive officers on the achievement of both our short-term and long-term objectives and aligns the interests of our executive officers with those of our stockholders.

We also provide our employees, including our named executive officers and other executive officers, with comprehensive employee benefit programs such as medical, dental and vision insurance, a 401(k) plan, life and disability insurance, flexible spending accounts, an employee stock purchase plan program and other plans and programs made available to eligible employees.

Base Salaries
We pay base salaries to our named executive officers to compensate them for their services and provide predictable income. The salaries typically reflect each named executive officer’s experience, skills, knowledge and responsibilities, although competitive market conditions also play a role in setting salary levels. We do not apply specific formulas to determine changes in salaries. Instead, the salaries of our named executive officers are reviewed on an annual basis by our Chief Executive Officer (other than with respect to his own salary, which is reviewed and determined by the Compensation Committee) and the Compensation Committee, based on their experience setting salary levels and in determining compensation for senior executives.
In 2017, the Compensation Committee decided to change the timing of its consideration of base salary adjustments from the second half of the year, typically September, until after our December 31 fiscal year end, so that proposed salary adjustments would be informed by the full prior year performance and aligned with our calendar-based fiscal year. As part of this transition, executives did not receive salary adjustments in the second half of 2017. Instead, they became eligible for their adjustment in March 2018. We currently expect base salary adjustments to be considered in the first quarter of each year.
Short-Term Incentive Compensation
A key compensation objective is to have a significant portion of each named executive officer’s compensation tied to Company performance. To help accomplish this objective, we provide for annual performance-based cash incentive opportunities for our named executive officers, based on achievement against pre-established corporate and individual performance objectives.
For 2017, our named executive officers were eligible for short-term incentive compensation under our 2017 Annual Incentive Plan based on achievement against both Company and individual objectives. Payouts were made in September 2017 (for performance during the first half of 2017), and March 2018 (for performance during the second half of 2017) based on Company and individual performance for the two semi-annual periods. During the first half of 2017, our Chief Executive Officer declined his short-term incentive award. Our other named executive officers achieved payouts in the range of 50% to 60% of their respective targets based on Company and individual performance objectives; however, the Compensation Committee decided to reduce each named executive officer’s short-term incentive award by 50% as part of the Company’s efforts to further reduce operational costs in 2017. During the second half of 2017, Company performance improved and our named executive officers received payouts in the range of 120% to 135% of their respective targets. The Company and named executive officers’ objectives for 2017 were financial metrics including overall financial performance, revenue, provision rate, pre-provision operating income and net income, and key Company goals including growth of originations, improved credit decisions and profitability.
Our Chief Revenue Officer also became eligible for quarterly commissions under a Sales Compensation Plan when she assumed the role of Chief Revenue Officer in May 2017. Commissions are paid based on attainment against quarterly sales unit and volume quotas. Commissions are also paid based on attainment of annualized net loss targets for on-balance sheet loans.
The aggregate amount of short-term incentive compensation paid to each named executive officer for 2017 is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 32. A participant must generally be employed at the time an award is paid in order to receive a payment.

Long-Term Incentive Compensation

Our corporate culture encourages a long-term focus by our executive officers, including our named executive officers, as well as all our other employees. In keeping with this culture, our executive compensation program includes stock-based awards, the value of which depends on our stock performance and other performance measures, to achieve strong long-term performance.

2015 Awards

Long-term incentive compensation granted to our named executive officers in 2015 was in the form of time-based stock options and time-based restricted stock unit awards. Stock options vest over four years as follows: 25% after year one, and the balance in 36 equal monthly installments thereafter. Time-based restricted stock units vest in four equal annual installments over four years.

2016 Awards

The Compensation Committee, in order to align executive compensation with stockholder interests, began granting performance-based awards in 2016 which are eligible for payout based solely on achievements with respect to certain financial metrics. For 2016, our named executive officers received half of their long-term incentives through performance-based awards and half in the form of stock options and/or time-based restricted stock units, or time-based RSUs. The performance-based awards included a performance stock unit which is settled in cash, or PSU, and a performance-based restricted stock unit which is settled in shares, or stock settled PRSU. Both are contingent upon the achievement of defined corporate performance objectives over a three-year period. There are three performance periods for both award types: July 1, 2016 to June 30, 2017, July 1, 2017 to June 30, 2018 and July 1, 2018 to June 30, 2019, in each case, subject to continued service with the Company through the vesting date. For the performance period ending June 30, 2017, no cash settled or stock settled PSUs were earned since the performance for the defined metrics were below threshold as of June 30, 2017.

2017 Awards

In the third quarter of 2016, the Compensation Committee decided to change the timing of its equity grant practices to consider grants following the conclusion of our December 31 fiscal year end, so that any proposed grants would be informed by the full prior year performance and aligned with our calendar-based fiscal year. In addition, the Committee decided to align the performance periods for performance-based awards with the key metrics established for the December 31 fiscal year, instead of the prior practice of a July 1 to June 30 performance period. Previously, the Committee had typically granted equity awards in the third quarter of the year. In order to transition the timing of equity grants from the third quarter to after the conclusion of the fiscal year, in the third quarter of 2017 the Compensation Committee granted awards that were generally 50% of the value of a typical award and granted those awards solely in the form of time-based RSUs. With respect to sizing the third quarter 2017 equity award grant, the Compensation Committee considered market data from the compensation peer group as a data point, but also determined grant sizing on an individual by individual basis.

Other Compensation Policies and Information

Employee Benefits and Perquisites

We provide employee benefits to all eligible employees in the United States, including our named executive officers, which the Compensation Committee believes are reasonable and consistent with its overall compensation objective to better enable us to attract and retain employees. These benefits include medical, dental and vision insurance, a 401(k) plan, life and disability insurance, flexible spending accounts, an employee stock purchase plan and other plans and programs. There are no perquisites offered to our named executive officers.

Clawback Policy

We have a Clawback Policy pursuant to which we may seek the recovery of performance-based incentive compensation paid by the Company, including cash settled and stock settled PSUs. The Clawback Policy applies to our executive officers, including our named executive officers. The Clawback Policy provides that the Compensation Committee may, in its sole discretion, seek repayment of such incentive compensation if:

•	the Company restates its financial statements as a result of a material error;

•
the amount of cash incentive compensation or performance-based equity compensation paid or payable based on achievement of specific financial results paid to a participant would have been less if the financial statements had been correct;

•	no more than three years have elapsed since the original filing date of the financial statements upon which the incentive compensation was determined; and

•
the Compensation Committee unanimously concludes that gross negligence, fraud or intentional misconduct by such executive caused the material error and it would be in the best interests of the Company to seek recovery of the excess compensation from the executive.

Insider Trading, Anti-Hedging and Pledging Policies
We have an Insider Trading Policy that requires our senior executive officers, including our named executive officers, to pre-clear transactions in our common stock with the Company’s legal department. Trading is permitted only during specified quarterly Company open trading periods. Our named executive officers may enter into a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934. These trading plans may be entered into only during an open trading period, must be approved by the Compensation Committee of the Board of Directors and the Company’s legal department, and must include a waiting period prior to commencement of trading under the plan. An executive officer bears the full responsibility if he or she violates the Company policy by permitting shares to be bought or sold without pre-clearance or when trading is restricted.
In addition, our policy prohibits our directors, officers, employees and certain other persons from (i) purchasing financial instruments that are designed to hedge or offset any decrease in the market value of our common stock, or (ii) engaging in hedging transactions to offset any decrease in the market value of our common stock. Our policy also prohibits our directors, officers and employees from pledging shares of our common stock as collateral for margin loans.
CEO Succession Planning

Our Nominating Committee is delegated with the responsibility for CEO succession planning.  As part of its responsibility, the Nominating Committee ensures that succession planning is an ongoing discussion recognizing that leadership development and assessment are critical to OnDeck’s continued success.  As part of that discussion the Nominating Committee reviews the key attributes that a CEO of the Company would need to possess in order to maximize his or her success.  The Nominating Committee reviews and discusses its succession planning activities and related considerations with the full Board of Directors which then provides valuable input on important succession-related actions and decisions making the process iterative between the Board of Directors and the Nominating Committee and therefore responsive to the Company’s needs.

Executive Employment Arrangements

The Company entered into confirmatory employment offer letters with our named executive officers which have no specific term and provide that each of our named executive officers is an at-will employee. As of December 31, 2017, their employment terms included: (i) base salary of $400,000 for Mr. Breslow, $300,000 for Ms. Gellert, and $300,000 for Mr. Kampfer; and (i) annual incentive target levels of $400,000 for Mr. Breslow, $75,000 for Ms. Gellert, and $150,000 for Mr. Kampfer. In addition, Ms. Gellert is also eligible for commissions under a Sales Compensation Plan with an annual target of $150,000.  Payments are made quarterly under this plan.

Potential Payments upon Termination or Change in Control

Change in Control and Severance Agreements

In July 2017, our Compensation Committee approved change in control and severance agreements, or CIC Agreements, for our named executive officers, which require us to provide specific payments and benefits in connection with the termination of their employment under certain circumstances. These CIC Agreements supersede any other agreement or arrangement relating to severance benefits with these named executive officers or any terms of their option agreements related to vesting acceleration or other similar severance-related terms. The descriptions that follow describe such payments and benefits that may be owed by us to each of our named executive officers upon the named executive officer’s termination under certain circumstances.

The CIC Agreements remain in effect for an initial term of three years. At the end of the initial term, each agreement will automatically renew for an additional one-year period unless either party provides notice of nonrenewal within 90 days prior to the date of automatic renewal. The CIC Agreements also acknowledge that each executive officer is an at-will employee, whose employment can be terminated at any time.

In order to receive the severance benefits described below, each named executive officer is obligated to execute a release of claims against us, provided such release of claims becomes effective and irrevocable no later than 60 days following such named executive officer’s termination date, and to continue to comply with the terms of applicable proprietary agreements and other post-employment restrictive covenants. For the purpose of the change in control agreements, “change in control period” means generally the period beginning three months prior to, and ending 12 months following, a change in control.

In the event of a termination of employment without “cause” (as such terms are defined in the CIC Agreements) outside of the change in control period, a named executive officer will receive the following:

•	continued payments of base salary for nine months (or 12 months for our Chief Executive Officer);

•	payment of the target bonus for the year of termination, pro-rated based on time served;

•	paid COBRA benefits for nine months (or 12 months for our Chief Executive Officer); and

•	or our Chief Executive Officer only, accelerated vesting of 50% of our Chief Executive Officer’s then-unvested time-based equity awards.

In the event of a termination of employment without cause or a resignation for “good reason” during the “change in control period,” (as such terms are defined in the CIC Agreements”) a named executive officer will receive the following:

•	a lump-sum payment of 12 months of base salary;

•	a lump-sum payment equal to 100% of the target short-term incentive award;

•	a lump-sum payment equal to the target short-term incentive award for the year terminated (pro-rated based on time served);

•	paid COBRA benefits for 12 months; and

•	100% acceleration of unvested equity awards.

In the event any payment to one of our named executive officers is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a “parachute payment” under Section 280G of the Internal Revenue Code), the executive officer will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

2017 Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers during the year ended December 31, 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Noah Breslow	2017	400,000	—	766,244	—	240,000	5,627	1,411,871
Chief Executive Officer	2016	400,000	—		1,000,002	150,000	5,338	1,596,316
Andrea Gellert (3)	2017	296,667	—	255,416	—	184,691(4)	5,612	742,386
Chief Revenue Officer
Cory Kampfer (5)	2017	300,000	50,000(6)	255,416	—	123,750	5,627	734,793
Chief Legal Officer

(1)
The amounts reported represent the grant date fair value of time-based RSUs and stock options granted to the named executive officers as computed in accordance with FASB ASC Topic 718. The methods and assumptions that we used to calculate these amounts are discussed in Notes 2 and 11 to our financial statements included in our Annual Report filed with the SEC on March 2, 2018. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	The 2017 reported amounts represent payments earned under the 2017 Annual Incentive Plan as discussed under the section titled “Executive Compensation - Short-Term Incentive Compensation” on page 28.

(3)	Ms. Gellert was promoted to Chief Revenue Officer in May 2017. She was not an executive officer during 2016.

(4)	Includes $117,954 earned under the Company’s Sales Compensation Plan.

(5)	For 2016, Mr. Kampfer was an executive officer but not a named executive officer.

(6)	Represents a retention bonus paid to Mr. Kampfer.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding stock options and stock awards held by our named executive officers as of December 31, 2017.

Name	Option Awards					Stock Awards		Equity Incentive Plan Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Noah Breslow	02/12/2010(2)	74,992	—	0.265	02/11/2020	—	—	—	—
	10/06/2011(2)	408,000	—	0.375	10/05/2021	—	—	—	—
	06/26/2012(2)	934,304	—	0.425	06/25/2022	—	—	—	—
	08/01/2013(3)	950,000	—	0.68	07/31/2023	—	—	—	—
	08/14/2014(3)	416,666	83,334	10.66	08/13/2024	—	—	—	—
	07/30/2015(3)	207,724	136,088	12.67	07/29/2025	—	—	—	—
	07/30/2015(4)	—	—	—	—	70,166	402,753	—	—
	09/19/2016(3)	113,638	249,999	5.95	09/18/2026	—	—	—	—
	09/19/2016(5)	—	—	—	—	—	—	55,370	317,824
	08/22/2017(6)	—	—	—	—	164,078	941,808	—	—
Andrea Gellert	03/27/2013(2)	201,334	—	0.765	03/26/2023	—	—	—	—
	08/14/2014(3)	83,332	16,668	10.66	08/13/2024	—	—	—	—
	07/30/2015(3)	59,357	38,875	12.67	07/29/2025	—	—	—	—
	07/30/2015(4)	—	—	—	—	20,048	115,076	—	—
	09/19/2016(3)	21,309	46,873	5.95	09/18/2026	—	—	—	—
	09/19/2016(4)	—	—	—	—	23,243	133,415	—	—
	08/22/2017(6)	—	—	—	—	54,693	313,938	—	—
Cory Kampfer	12/09/2011(2)	16,667	—	0.375	12/08/2021	—	—	—	—
	04/26/2013(2)	70,417	—	0.68	04/25/2023	—	—	—	—
	08/14/2014(3)	83,332	16,668	10.66	08/13/2024	—	—	—	—
	07/30/2015(3)	59,357	38,875	12.67	07/29/2015	—	—	—	—
	07/30/2015(4)	—	—	—	—	20,048	115,076	—	—
	09/19/2016(3)	21,309	46,873	5.95	09/18/2026	—	—	—	—
	09/19/2016(4)	—	—	—	—	23,243	133,415	—	—
	08/22/2017(6)	—	—	—	—	54,693	313,938	—	—

(1)
Reflects the market value of the shares underlying the time-based RSUs as of December 31, 2017, based on the closing price of our common stock, as reported on the New York Stock Exchange, of $5.74 per share on December 29, 2017, the last business day of 2017.

(2)	Reflects stock options granted on the dates shown which are now fully vested and immediately exercisable.

(3)
Reflects stock options which vest on the following terms: one-fourth vest on the one year anniversary of the grant date, and the balance vest in equal installments over a period of 36 months, subject to continued service with the Company.

(4)	Reflects time-based RSUs which vest in four equal annual installments beginning one year after the Company’s next common vesting date following the date of grant.

(5)
Reflects PRSUs that are eligible for vesting in three equal annual installments subject to the Company’s achievement of certain financial performance goals for the following performance periods: July 1, 2016 to June 30, 2017; July 1, 2017 to June 30, 2018; and July 1, 2018 to June 30, 2019. Stock settled PRSUs will vest for a performance period only if the Company achieves certain financial performance metrics for the applicable performance period.

(6)
Reflects the market value of unvested PRSUs as of December 31, 2017, based on the closing price of our common stock, as reported on the New York Stock Exchange, of $5.74 per share on December 29, 2017, the last business day of 2017.

Equity Benefit and Stock Plans
Securities Authorized for Issuance under Equity Compensation Plans

At December 31, 2017 we maintained three equity compensation plans, all of which were approved by the Board of Directors and our stockholders prior to our initial public offering in December 2014. The following table provides the information shown for each of the three plans as of December 31, 2017.

Plan	Shares issuable upon exercise of outstanding plan options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Shares remaining available for future issuance under plan (excluding those reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	11,261,493	$5.75	12,332,019
Equity compensation plans not approved by security holders	—	—	—
Total	11,261,493	$5.75	12,332,019

(1)
The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying PRSUs or time-based RSUs, which have no exercise price.

(2)	Includes the following plans: 2014 Equity Incentive Plan, or 2014 Plan, Amended and Restated 2007 Stock Incentive Plan and 2014 Employee Stock Purchase Plan, or ESPP.

(3)
The 2014 Plan provides that on the first day of each year beginning in 2016 and ending in 2020, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 7,200,000 shares, (ii) 4% of the outstanding shares of our common stock as of the last day of our immediately preceding year, or Threshold Percentage, (iii) a percentage equal to the Threshold Percentage, plus the difference between the Threshold Percentage and the percentage added to the 2014 Plan for each prior year; or (iv) such other amount as the Board of Directors may determine. Our ESPP provides that on the first day of each year beginning in 2016, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 1% of the outstanding shares of our common stock on the first day of such year, (ii) 1,800,000 shares, or (iii) such other amount as the Board of Directors may determine. On January 1, 2017, the number of shares available for issuance under our 2014 Plan and or ESPP increased by 2,864,228 shares and 456,006 shares, respectively, pursuant to these provisions. For the year beginning January 1, 2018, the Compensation Committee determined not to increase the number of shares issuable under or 2014 Plan and our ESPP.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the section titled “Executive Compensation” be included in this Proxy Statement.
Respectfully submitted by the members of the Compensation Committee of the Board of Directors:
James D. Robinson III (Chair)
Bruce P. Nolop
Ronald F. Verni

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of February 28, 2018 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. Under SEC rules, the calculation of the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person includes both outstanding shares of our common stock then owned plus any shares of our common stock subject to options (or other rights, if any) held by that person that are currently exercisable or exercisable within 60 days of February 28, 2018. Shares subject to those options for a particular person are not included as outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 74,059,993 shares of our common stock outstanding as of February 28, 2018. Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o On Deck Capital, Inc., 1400 Broadway, 25th Floor, New York, New York 10018.

Name of Beneficial Owner	Number of Outstanding Shares Owned	Shares Subject to Options and RSUs (5)	Total Beneficial Ownership	Percent of Shares Outstanding
5% Stockholders:
RRE Ventures IV, L.P. (1)	8,627,396	—	8,627,396	11.6
Entities affiliated with Institutional Venture Partners (2)	8,108,501	—	8,108,501	10.9
Entities affiliated with EJF Capital LLC (3)	6,740,820	—	6,740,820	9.1
Entities affiliated with Sapphire Ventures (4)	5,686,354	—	5,686,354	7.7

Named Executive Officers and Directors:
Noah Breslow (6)	346,755	3,090,954	3,437,709	4.4
Andrea Gellert	23,262	387,535	410,797	*
Cory Kampfer	170,615	273,282	443,897	*
Nick Brown	14,339	81,734	96,073	*
Howard Katzenberg (7)	328,235	409,824	738,059	1.0
David Hartwig (8)	5,711,881	37,487	5,749,368	7.2
Daniel Henson	31,994	25,450	54,302	*
Bruce P. Nolop	46,704	51,704	96,229	*
James D. Robinson III (9)	8,667,893	37,487	8,705,380	10.5
Jane J. Thompson	30,497	92,487	122,984	*
Ronald F. Verni	35,497	142,487	177,984	*
Neil E. Wolfson	151,245	37,487	188,732	*
All executive officers and directors as a group (12 persons)	15,558,917	4,667,918	20,221,514	21.4

*	Represents beneficial ownership of less than 1%.

(1)
Consists of 8,627,396 shares held of record by RRE Ventures IV, L.P. (RRE LP). RRE Ventures GP IV, LLC (RRE GP), the general partner of RRE LP, has sole voting and dispositive power with respect to the shares held by RRE LP. James D. Robinson IV and Stuart J. Ellman, as the managing members of RRE GP, share voting and dispositive power with respect to the shares held by RRE LP. The address for each of these entities is c/o RRE Ventures, 130 East 59th Street, 17th Floor, New York, New York 10022.

(2)
Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2017, includes (i) 4,054,251 shares held of record by Institutional Venture Partners XIII, L.P. (IVP XIII) and (ii) 4,054,250 shares held of record by Institutional Venture Partners XIV, L.P. (IVP XIV). Institutional Venture Management XIII LLC (IVM XIII) is the general partner of IVP XIII and Institutional Venture Management XIV LLC (IVM XIV) is the general partner of IVP XIV. Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, J. Sanford Miller and Dennis B. Phelps, as the managing directors of IVM XIII, share voting and dispositive power with respect to the shares held by IVP XIII. Messrs. Chaffee, Fogelsong, Harrick, Miller, Phelps and Jules A. Maltz, as the managing directors of IVM XIV, share voting and dispositive power with respect to the shares held by IVP XIV. The address for each of these entities is c/o Institutional Venture Partners, 3000 Sand Hill Road, Building 2, Suite 250, Menlo Park, California 94025.

(3)
Based on information contained in a Schedule 13D/A filed with the SEC on April 25, 2017, includes (i) 6,475,110 shares held of record by EJF Debt Opportunities Master Fund, L.P. (Debt Fund) and (ii) 255,710 shares held of record by EJF Debt Opportunities Master Fund II, LP (Debt Fund II and, together with Debt Fund, the Funds). EJF Debt Opportunities GP, LLC, the general partner of Debt Fund, shares voting and dispositive power with respect to the all of the shares held by Debt Fund. EJF Debt Opportunities II GP, LLC, the general partner of Debt Fund II, shares voting and dispositive power with respect to all of the shares held by Debt Fund II. EJF Capital LLC, an investment manager of the Funds, shares voting and dispositive power with respect to all of the shares held by the Funds. Emanuel J. Friedman, the controlling member of EJF Capital LLC, shares voting and dispositive power with respect to the all of the shares held by the Funds. The address for each of these entities is 2107 Wilson Boulevard, Suite 410, Arlington, Virginia 22201.

(4)
Based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2016, the reported shares are held of record by Sapphire Ventures Funds I, L.P. (Fund I). Sapphire Ventures (GPE) I, L.L.C. (Sapphire GP), the general partner of Fund I, and Nino Nikola Marakovic, a managing member of Sapphire GP, have sole voting and dispositive power with respect to all of the shares held by Fund I. The address for each of these entities is 3408 Hillview Avenue, Bldg. 5, Palo Alto, California 94304.

(5)
Reflects (i) options exercisable as of February 28, 2018; (ii) shares subject to options exercisable within 60 days of February 28, 2018; and (iii) unvested RSUs subject to vesting within 60 days of February 28, 2018.

(6)
Consists of (i) 282,755 shares held of record by Mr. Breslow; (ii) 32,000 shares held in a trust for Mr. Breslow’s minor daughter for which Mr. Breslow’s spouse serves as trustee; and (ii) 32,000 shares held in a trust for Mr. Breslow’s minor son for which Mr. Breslow’s spouse serves as trustee.

(7)
Consists of (i) 303,235 shares held of record by Mr. Katzenberg; and (ii) 25,000 shares held of record by The Howard Katzenberg 2014 Dynasty Trust dated December 7, 2014 for which Mr. Katzenberg’s spouse serves as a trustee.

(8)	Consists of (i) the shares listed in footnote (4) above, which are held of record by Fund I; and (ii) 25,527 shares held of record by Mr. Hartwig. Mr. Hartwig is a managing member of Sapphire GP.

(9)	Consists of (i) the shares listed in footnote (1) above, which are held of record by RRE LP; and (ii) 40,497 shares held of record by Mr. Robinson. Mr. Robinson is a member of RRE GP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the director and executive officer compensation arrangements discussed above under “Corporate Governance” and “Executive Compensation,” the following is a description of each transaction since January 1, 2017 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements and our Certificate and Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Transactions with Directors and Their Affiliates

Except for the compensation of directors and executive officers as described above, there were no transactions in 2017 in which the Company was a party, the amount involved in the transaction exceeded $120,000 and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or immediate family member of any of the foregoing individuals, had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions

The Board of Directors has adopted a related party transactions policy which delegates to the Audit Committee primary responsibility for reviewing and, if applicable, approving and/or ratifying related party transactions. In certain circumstances, related party transactions can be reviewed by the Nominating Committee and/or Audit Committee. A related party is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. Under the policy, our directors and executive officers (including director nominees and proposed executive officers) are required to promptly notify the Company’s Chief Legal Officer of any potential or actual related party transactions. Potential related party transactions are then reviewed and analyzed with the Audit Committee, in consultation with the Chief Legal Officer and third-party experts, if needed, to determine whether the transaction is of a type that requires compliance with the policy.

In reviewing such transactions, the Audit Committee will consider all relevant facts and circumstances including, among others:

•	the commercial reasonableness of the terms of the related party transaction;

•	the benefit or perceived benefit (or lack thereof) of the related party transaction to the Company;

•	whether there are business reasons for the Company to enter into the related party transaction;

•	whether the related party transaction would impair the independence of an outside director;

•	whether there reputational, conflict of interest, competitive or similar risks to the Company associated with the related party transaction;

•	the materiality and character of the related party’s interest in the transaction;

•	whether there are alternatives available that do not involved a related party transaction; and

•	whether the transaction would present an improper conflict of interest for any director or executive officer.

Under the policy, the Audit Committee has reviewed certain transactions and determined them to be generally preapproved, including, among others:

•	a transaction where the aggregate amount of the related party’s interest is not expected to exceed $120,000 in any calendar year;

•	compensation paid to a director or designee that has been approved by the Compensation Committee; and

•
a transaction with an entity at which a related party is an employee (other than an executive officer), director, limited partner or beneficial owner of less than 5% of the entity’s common stock and the amount involved in the transaction does not exceed the greater of $2 million or 2% of that entities total annual revenues.

The Audit Committee retains the right to review, approve and/or ratify any preapproved transaction in its discretion.

STOCKHOLDER COMMUNICATIONS POLICY
Our Board of Directors has adopted a Stockholder Communications Policy to provide a process by which our stockholders may communicate with the non-management members of the Board of Directors. Under the policy, stockholders may send communications to our Chief Legal Officer at On Deck Capital, Inc., 1400 Broadway, 25th Floor, New York, New York 10018, Attn: Chief Legal Officer. Our Chief Legal Officer shall review all incoming communications (except for mass mailings, service complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, route such communications to the appropriate member(s) of the Board of Directors or, if none is specified, to the Chairman of the Board.
Our Chief Legal Officer may decide in the exercise of his or her judgment whether a response to any communication is necessary and shall provide a report to the Nominating Committee on a quarterly basis of any communications received for which our Chief Legal Officer has either responded or determined no response is necessary.
This procedure for communications with the non-management directors is administered by the Company’s Nominating Committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders, or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires directors, certain officers and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. Based upon a review of filings with the SEC and/or written representations that no other reports were required, we believe that all reports for the Company’s officers and directors that were required to be filed under Section 16 of the Exchange Act were timely filed for 2017, except that due to administrative error, one late Form 4 was filed on behalf of Ms. Gellert reflecting one transaction, and one late Form 4 was filed on behalf of Mr. Sinigaglia reflecting two transactions, in each case relating to shares withheld for taxes upon the vesting of previously reported restricted stock unit grants.

AUDIT COMMITTEE REPORT
This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other OnDeck filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein.
The following is the report of the Audit Committee of our Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2017 with our management. In addition, the Audit Committee has discussed with Ernst & Young LLP, our independent registered public accountants, the matters required to be discussed by standards promulgated by the American Institute of Certified Public Accountants, or AICPA, and Public Company Accounting Oversight Board, or PCAOB, including PCAOB Auditing Standard No. 1301 “Communications with Audit Committees.” The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.
Based on the Audit Committee’s review of the matters noted above and its discussions with our independent accountants and our management, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
Neil E. Wolfson (Chair)
David Hartwig
Bruce P. Nolop
Jane J. Thompson

PROPOSAL 2: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Our Audit Committee of the Board of Directors has appointed Ernst & Young LLP as OnDeck’s independent registered public accountants for the year ending December 31, 2018 and the Board recommends that stockholders vote for ratification of such appointment. Although stockholder ratification of the appointment of our independent registered public accountants is not required under our governance documents, we are asking stockholders to ratify the appointment as a matter of prudent corporate governance. Notwithstanding its selection or voting results, the Audit Committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the Audit Committee believes that such a change would be in the best interests of OnDeck and its stockholders. If our stockholders do not ratify the appointment, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm.
Ernst & Young LLP served as OnDeck’s independent registered public accounting firm for the year ended December 31, 2017. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.
Principal Accounting Fees and Services
The following table sets forth all fees accrued or paid to Ernst & Young LLP for the years ended December 31, 2017 and 2016:

	2017	2016
Audit Fees (1)	$900,000	$880,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	$79,036	$100,406
All Other Fees (4)	—	—
Total	$979,036	$980,406

(1)
Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those years.

(2)
Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

(4)	All Other Fees consist of permitted services other than those that meet the criteria above.
Pre-approval Policy. Under our Audit Committee’s policy governing our use of the services of our independent registered public accountants, the Audit Committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In the years ended December 31, 2017 and 2016, all fees identified above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” that were billed by Ernst & Young LLP were approved by the Audit Committee in accordance with SEC requirements.

In the year ended December 31, 2017, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Vote Requirement

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2018. Abstentions are treated as shares of common stock present in person or represented by proxy and entitled to vote and therefore, will have the effect of a vote “against” the ratification of Ernst & Young LLP as our independent registered public accountants. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the selection of Ernst & Young LLP as OnDeck’s independent registered public accountants for the year ending December 31, 2018.

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to submit your proxy or voting instructions at your earliest convenience.
BY ORDER OF THE BOARD OF DIRECTORS

New York, New York
April 2, 2018

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m, New York time, on May 16, 2018.
Vote by Internet • Go to www.envisionreports.com/ ONDK • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the record message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
	1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - David Hartwig	☐	☐	☐	02 - Daniel Henson	☐	☐	☐	03 - Neil E. Wolfson	☐	☐	☐	+

		For	Against	Abstain
2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

	Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2018 Annual Meeting Admission Ticket
2018 Annual Meeting of
On Deck Capital, Inc. Stockholders
Wednesday, May 16th, 2018 at 10:00 a.m. New York time
Wilson Sonsini Goodrich & Rosati, P.C.
1301 Avenue of the Americas,
40th Floor,
New York, NY 10019
Upon arrival, please present this admission ticket
and photo identification at the registration desk.

The meeting is being held at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 1301 Avenue of the Americas, between 52nd and 53rd Streets, 40th Floor, New York, NY 10019. Public transportation is advised.

Subway Information:
• B, D, F and M lines to 47th-50th Streets - Rockefeller Center
• E and M lines to 5th Avenue and 53rd Street
• B, D and E lines to 7th Avenue and 53rd Street
• N, Q and R lines to 7th Avenue and 49th Street
Airport Information:
• La Guardia Airport is approximately 30 minutes away by car
• JFK International Airport is approximately 45 minutes away by car
Parking Information:
• Parking is available for a fee, subject to availability, at several nearby public garages
Attendance at the 2018 Annual Meeting of Stockholders is limited to stockholders. Admission will be on a first-come, first-served basis. On Deck Capital, Inc. has elected to provide its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 in lieu of producing a glossy annual report.

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Notice of 2018 Annual Meeting of Stockholders
This Proxy is Solicited by the Board of Directors of On Deck Capital, Inc. for the 2018 Annual Meeting of Stockholders to be held Wednesday, May 16, 2018.
The undersigned stockholder of On Deck Capital, Inc., a Delaware corporation, hereby acknowledges receipt of the 2018 Notice of Annual Meeting of Stockholders and Proxy Statement for the 2018 Annual Meeting of Stockholders of On Deck Capital, Inc. to be held Wednesday, May 16, 2018 at 10:00 a.m., New York time, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 1301 Avenue of the Americas, 40th Floor, New York, NY 10019, and hereby appoints Noah Breslow and Cory Kampfer, and each of them, as proxies and attorneys-in-fact, each with power of substitution and resubstitution and revocation and all powers that the undersigned would possess if personally present, to vote all of the shares owned by the undersigned at such meeting and any postponement(s) or adjournment(s) thereof as set forth on the reverse hereof, and in their discretion upon any other business that may properly come before such meeting and any such postponement(s) and adjournment(s).
Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all three director nominees and FOR ratification of independent registered public accounting firm.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side.)

Vote by Internet • Go to www.envisionreports.com/ONDK
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the
On Deck Capital, Inc. Stockholder Meeting to be Held on Wednesday, May 16, 2018
Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!
This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/ONDK to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.
When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Paper Copy of the Proxy Materials – If you want to receive a paper copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 4, 2018 to facilitate timely delivery.

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On Deck Capital, Inc.’s Annual Meeting of Stockholders will be held on Wednesday, May 16, 2018 at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 1301 Avenue of the Americas, 40th Floor, New York, NY 10019, at 10:00 a.m. New York time.
Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.
The Board of Directors recommends a vote FOR all nominees and FOR Proposal 2:

1.	Election of Directors.

2.	Ratify selection of Auditors.
PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online, by telephone or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the On Deck Capital, Inc. 2018 Annual Meeting of Stockholders
Directions to the On Deck Capital, Inc. 2018 Annual Meeting of Stockholders are also available at www.envisionreports.com/ONDK.

The meeting is being held at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 1301 Avenue of the Americas, between 52nd and
53rd Streets, 40th Floor, New York, NY 10019. Public transportation is advised.
Subway Information:
• B, D, F and M lines to 47th-50th Streets - Rockefeller Center
• E and M lines to 5th Avenue and 53rd Street
• B, D and E lines to 7th Avenue and 53rd Street
• N, Q and R lines to 7th Avenue and 49th Street
Airport Information:
• La Guardia Airport is approximately 30 minutes away by car
• JFK International Airport is approximately 45 minutes away by car
Parking Information:
• Parking is available for a fee, subject to availability, at several nearby public garages
Attendance at the 2018 Annual Meeting of Stockholders is limited to stockholders. Admission will be on a first-come, first-served basis. On Deck Capital, Inc. has elected to provide its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 in lieu of producing a glossy annual report.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the Internet, telephone or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
•

Internet – Go to www.envisionreports.com/ONDK. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

•

Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

•

Email – Send an email to investorvote@computershare.com with “Proxy Materials On Deck Capital, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of the annual meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 4, 2018.

0212VD